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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights," "Management and Administration of the Trust-- Independent Auditor," and "Shareholder Communications," and to the incorporation by reference of our report dated December 19, 1995, in this registration statement (Form N-1A File No. 33-11387) of the American AAdvantage Funds.

                                            ERNST & YOUNG LLP

Dallas, Texas
December 19, 1995